Kiromic BioPharma Reports First Quarter 2021 Financial Results and Continued Corporate Progress

Upcoming Investigational New Drug Application Submissions

Facility Expansion in Houston, TX

Leon Office, Asia, Strategic Marketing Agreement

SBA Loan Extinguishment

Research Grant Agreement with University of Texas MD Anderson Cancer Center

HOUSTON, TX – MAY 14, 2021 – Kiromic BioPharma (NASDAQ: KRBP), a pre-clinical stage biotechnology company using its proprietary DIAMOND® artificial intelligence (“A.I.”) platform to improve drug discovery and development with a therapeutic focus on immune-oncology, today announced its quarterly results for the three months ended March 31, 2021, and provided an update on its corporate developments.

“Kiromic BioPharma achieved important scientific and operational milestones during the year that we believe have us well positioned for preparing our staff and our facilities for the first in-human dosing in Q3 2021,” said Dr. Maurizio Chiriva-Internati, PhD, CEO and President of Kiromic BioPharma. “We are thankful to our employees and collaborators who have maintained this high level of execution this year. From their efforts, we plan to submit two investigational new drug applications to the United States Food and Drug Administration by the end of May 2021.”

Our approach and goal are to defeat cancer by developing immunotherapies by improving target discovery and validation. With better targets, we believe our therapies will be more effective than the current array of immunotherapies using older targets.

Corporate and Scientific Highlights

Events Occurring during the three months ended March 31, 2021

●	Facility Expansion in Houston, TX - On March 22, 2021, we executed a lease expansion within our premises in Houston, TX. The amended lease agreement will commence on August 1, 2021 under an operating lease agreement that is noncancelable from commencement until May 1, 2024. The amended lease agreement adds approximately 15,385 square feet to the current facility. Total square feet will be approximately 38,223 square feet.
●	Leon Office, Asia, Strategic Marketing Agreement – On January 28, 2021, we executed a strategic alliance agreement with Leon Office, Asia (H.K.) (“Leon”) a company established under existing laws of Hong Kong. Leon will act as an independent business development advisor on the behalf of the Company. Leon will seek to introduce organizations and individuals that will create business development opportunities for the Company, to expand the Company’s reach to international markets with a focus on certain Asian markets and to increase brand recognition and exposure through developing liaisons, collaborations, branches and subsidiaries. They will also use commercially reasonable efforts to research the Asian market, with a primary, but not exclusive, focus on determining the most suitable structures for the development of medical partnerships or joint ventures with scientific partners in the Asian market with a mission to test products to be created by the joint venture resulting from such partnership and to develop validation programs for any products produced by such joint venture, including programs for clinical trials and human testing and, ultimately, for product certification. The cost of the agreement is $360,000 annually, payable in four quarterly installments.
●	SBA Loan Extinguishment - On February 16, 2021 the Small Business Administration (“SBA”) granted forgiveness of our SBA loan and all applicable interest. On the date of forgiveness, the principal and accrued interest totaled $105,800. The forgiveness was classified as a gain on loan extinguishment in the consolidated statement of operations.

Events occurring after March 31, 2021 until May 14, 2021

●	Research Grant Agreement with University of Texas MD Anderson Cancer Center – On April 8, 2021, we entered into a letter of intent (the “Letter of Intent”) with the University of Texas MD Anderson Cancer Center (“MD Anderson”) pursuant to which MD Anderson shall receive a research grant from us entitled, “Validation of biomarker isomeso for pancreatic cancer,” which is aimed at discovering new cancer-specific antigen targets (the “Grant”). The total costs to us to be paid in connection with the Grant shall be $300,000. Pursuant to the Letter of Intent, the Grant shall commence on April 1, 2021 and end on March 31, 2022.
●	Upcoming Investigational New Drug Application Submissions – We are planning to submit two investigational new drug (“IND”) applications to the United States Food and Drug Administration by the end of May 2021. These INDs will be for our ALEXIS-PRO-1 and ALEXIS-ISO-1 product candidates. ALEXIS-PRO-1 is our allogeneic gamma delta chimeric T cell therapy product candidate targeting PD-L1. ALEXIS-ISO-1 is our allogenic gamma delta CAR-T cell therapy product candidate targeting Isomesothelin (the isoform of Mesothelin).

Q1 2021 Financial Highlights

Cash Position: Cash and cash equivalents were $7,335,300 as of March 31, 2021, compared to $10,150,500 as of December 31, 2020. The difference is attributable to cash outflows of $2,635,900, $44,700, and $134,600 for operating activities, investing activities, and financing activities respectively.

R&D Expenses: Our research and development expenses increased by $857,500, (83.41%), to $1,885,600 for the three months ended March 31, 2021. The increase was attributable to increased headcount, manufacturing, and experimentation costs for our ALEXIS-ISO-1 product candidate.

G&A Expenses: Our general and administrative expenses increased by $1,246,400, (151.15%), to $2,071,000 for the three months ended March 31, 2021 from $824,600 for the three months ended March 31, 2020. This increase was primarily due to increased headcount, stock compensation expenses from prior year grant modifications, and professional services.

Net Loss: Our net loss increased to $3,854,500 during the three months ended March 31, 2021 compared to $1,852,700 during the three months ended March 31, 2020.

About Kiromic BioPharma

Kiromic BioPharma, Inc. is a preclinical stage biopharmaceutical company which is focused on discovering, developing, and commercializing novel immune-oncology applications through its robust product pipeline, which are in the pre-IND validation stages of the United States Food and Drug Administration clinical trial process. The pipeline development is leveraged through the Company’s proprietary target discovery engine called "DIAMOND." Kiromic's DIAMOND is big data science meeting target identification, dramatically compressing man-years and billions of drug development dollars to develop a live drug. The Company maintains offices in Houston, Texas. The Company has not generated any revenues to date. For more information, please visit the company’s website at www.kiromic.com.

Contact:

Tony Tontat

Chief Financial Officer

628-777-3167

Bus.dev@kiromic.com

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenue, costs or expenditures;
●	growth of and competition trends in our industry;
●	our expectations regarding demand for, and market acceptance of, our products;
●	our expectations regarding our relationships with investors, institutional funding partners and other parties we collaborate with;
●	fluctuations in general economic and business conditions in the markets in which we operate; including those fluctuations caused by COVID-19; and
●	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” included in our Annual Report on Form 10-K (file no. 001-39169), filed with the Securities and Exchange Commission on March 31, 2021, and elsewhere in this report. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this report relate only to events or information as of the date on which the statements are made in this report. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

KIROMIC BIOPHARMA, INC.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$7,335,300	$10,150,500
Prepaid expenses and other current assets	513,500	588,800
Total current assets	7,848,800	10,739,300
Property and equipment, net	2,279,500	2,066,000
Other assets	24,400	24,400
Total Assets	$10,152,700	$12,829,700

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$1,203,200	$665,200
Accrued expenses and other current liabilities	268,900	334,200
Interest payable	—	200
Loan payable	—	105,600
Note payable	227,800	362,400
Total current liabilities	1,699,900	1,467,600

Total Liabilities	1,699,900	1,467,600

Commitments and contingencies (Note 8)
Stockholders’ Equity:
Common stock, $0.001 par value: 300,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 7,332,999 shares issued and outstanding as of March 31, 2021 and December 31, 2020	1,200	1,200
Additional paid-in capital	53,933,900	52,988,700
Accumulated deficit	(45,482,300)	(41,627,800)
Total Stockholders’ Equity	8,452,800	11,362,100

Total Liabilities and Stockholders’ Equity	$10,152,700	$12,829,700

KIROMIC BIOPHARMA, INC.

Condensed Consolidated Statements of Operations

+--*-+
	Three Months Ended
	March 31,
	2021	2020
Operating expenses:
Research and development	$1,885,600	$1,028,100
General and administrative	2,071,000	824,600
Total operating expenses	3,956,600	1,852,700
Loss from operations	(3,956,600)	(1,852,700)
Other income (expense)
Gain on loan extinguishment	105,800	—
Interest expense	(3,700)	—
Total other expense	102,100	—
Net loss	$(3,854,500)	$(1,852,700)
Net loss per share, basic and diluted	$(0.53)	$(0.78)
Weighted average common shares outstanding, basic and diluted	7,332,999	2,863,812

KIROMIC BIOPHARMA, INC.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,854,500)	$(1,852,700)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	95,600	33,800
Stock compensation expense	945,200	456,000
Gain on loan extinguishment	(105,800)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	75,400	(99,700)
Accounts payable	273,600	(35,200)
Accrued expenses and other current liabilities	(65,400)	17,500
Net cash used for operating activities	(2,635,900)	(1,480,300)
Cash flows from investing activities:
Purchases of property and equipment	(44,700)	(406,300)
Net cash used for investing activities	(44,700)	(406,300)
Cash flows from financing activities:
Repayments of note payable	(134,600)	—
Proceeds from Series B Preferred Stock issuance	—	3,000,000
Net cash (used in) provided by financing activities	(134,600)	3,000,000
Net change in cash and cash equivalents	(2,815,200)	1,113,400
Cash and cash equivalents:
Beginning of year	10,150,500	1,929,100
End of period	$7,335,300	$3,042,500

Supplemental disclosures of non-cash investing and financing activities:
Accruals for property and equipment	$264,400	$230,700
Cash paid for interest on note payable	$3,700	$—
Warrants underlying Series B Preferred Stock issuance	$—	$2,668,300